UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ______)

Filed by the Registrant	☒

Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Section 240.14a-12

BM Technologies, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(I) and 0-11.

This Schedule 14A relates to the proposed acquisition of BM Technologies, Inc., a Delaware corporation (the “Company”), by First Carolina Bank, a North Carolina state-chartered bank (“Parent”) pursuant to the Agreement and Plan of Merger by and among the Company, Parent, and Double Eagle Acquisition Corp, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, dated October 24, 2024 (the “Merger”).

The following is the FAQ shared with employees of the Company and the Parent on October 30, 2024 relating to the Merger.

Frequently Asked Questions

Introduction: While there is excitement about the new partnership between BMTX and First Carolina Bank, we understand there are also questions and concerns regarding potential changes to your employment, role and responsibilities, and perks and benefits. We want to assure you that we’re committed to maintaining open communication and transparency throughout this process.

Here is how we plan to support you during this time of transition:

●	You can utilize this survey link to submit anonymous questions.

●	Regular correspondence will be provided with key milestones, updates and answers to your frequently asked questions.

●	A joint SharePoint site, accessible to both First Carolina Bank and BMTX employees, was created to provide you with valuable reference materials. A link to the SharePoint site will be shared with you via email.

Below is a list of FAQs we hope will help guide you during this transition.

Overall Organization

1.	What is the goal of the merger?

This merger aims to bring together two strong organizations, allowing us to leverage each other’s strengths and create a more comprehensive offering. While there may be some changes, we are committed to maintaining the core values and culture of both companies that we have worked hard to cultivate.

2.	When will the merger between BMTX and First Carolina Bank be official?

We expect that the merger will be completed by the end of January 2025, subject to receipt of required regulatory approvals (if any) and other closing conditions, which may impact the closing timeline. We will provide details as they become available.

3.	Will there be changes to BMTX and First Carolina Bank’s leadership structure after the merger? As part of the integration process, there may be some adjustments to the leadership structure.

4.	Will there be changes to BMTX policies and procedures after the merger?

Yes, you will follow the policies and procedures set forth by First Carolina Bank after the merger is complete. You will receive additional information, including a new hire orientation session.

5.	If I am contacted by the media, what should I do?

Employees should direct all media questions to Kristen Brabble, Chief Operating Officer of First Carolina Bank, at kristenbrabble@firstcarolinabank.com.

6.	What does this mean for our customers?

There will be no change for the First Carolina Bank and BMTX customers. They will continue to have access to funds and call centers outlined in their agreements. Over time, First Carolina Bank and BMTX will work to enhance and build additional product offerings.

Potential Organizational Changes

7.	Are there any planned terminations as part of the merger?

As we plan to integrate our organizations, we are carefully reviewing all staffing needs and positions. We expect most BMTX positions to remain in place following the closing of the merger.

8.	How will the merger impact my department, position, or job responsibilities?

The leadership team is finalizing the new organizational structure. Some departments may experience more change than others. We will work to ensure a smooth transition. You will receive additional information about any changes that affect your position or department.

9.	Will I still report to my current manager after the merger?

As part of the integration process, there may be changes to reporting structures. If your manager does change, we will ensure you have a clear understanding of the new reporting structure and expectations.

Employment & Benefits

10.	How will BMTX and First Carolina Bank employees be affected by the merger?

As we begin integrating companies, some BMTX and First Carolina Bank departments and positions may be impacted differently than others. The leadership team of both companies are working closely together to ensure a smooth transition.

11.	Is my employer going to be BMTX or First Carolina Bank?

BMTX will be a wholly owned subsidiary of First Carolina Bank. Some departments will fold into First Carolina Bank while others will stay under BMTX. For the purposes of tenure, you will keep your BMTX hire date.

12.	Will there be changes to my compensation?

There will be no changes in compensation for First Carolina Bank employees. First Carolina Bank employees will go through the normal year-end performance review process.

First Carolina Bank will honor current BMTX base compensation for the first year following the merger. A mid-year compensation analysis may result in positive adjustments as needed.

13.	What will the pay schedule be?

Currently, First Carolina Bank pays base compensation bi-weekly 26 times per year in one-week arrears. For example: the pay period of 08/25/2024 – 09/07/2024 will be paid to the employee on a check date of 09/13/2024.

During this time of transition, we will maintain both the BMTX and First Carolina Bank pay schedule until both pay schedules are aligned. You will receive information about your payroll schedule closer to the date of the merger.

14.	Will BMTX employees still be able to work remotely after the merger?

BMTX employees will continue to work remotely. BMTX employees located near one of First Carolina Bank’s offices – North Carolina, South Carolina, Georgia, and Virginia – will have the opportunity to work onsite after the transition as space allows.

15.	Can I still use my Paid Time Off (PTO) during the integration process? Yes. You are entitled to use your accrued and unused PTO, just as you normally would.

Some First Carolina Bank departments may opt to have a semi-blackout period at year-end to ensure all business needs are met. You will receive additional information if your department elects to have a semi-blackout period.

16.	Will I be able to roll over any unused PTO at the end of the year?

First Carolina Bank employees are not eligible for PTO rollover unless they were hired after July 2024. If an exception to the Policy is granted by executive leadership, the exception will be communicated to you.

BMTX employees can roll over a maximum of 40 hours into 2025 per their Policy. All rollover hours must be used by 12/31/2025.

The PTO Policy will be reviewed and updated accordingly to meet our merged goals and benefits package. Any changes will be communicated to you in advance.

17.	How will the merger impact employee benefits (e.g., health insurance, 401K plan)? BMTX employees will retain benefits through BMTX until the merger is complete.

Effective when the merger is complete, BMTX employees will start benefits through First Carolina Bank. First Carolina Bank has competitive benefits and great perks for employees to take advantage of.

The 2025 First Carolina Bank Benefits Guidebook is on the joint SharePoint site. If BMTX employees elect to enroll in 2025 benefits they will participate in an open enrollment, hosted by First Carolina Bank, in December.

First Carolina Bank employees will participate in an open enrollment in November.

18.	What happens to BMTX’s current 401(k) plan? Will my years of service with BMTX carry over after the merger for vesting purposes?

The BM Technologies, Inc. 401(k) Plan will be terminated the day the merger is complete. Following the merger, you will be eligible to enroll in First Carolina Bank’s 401(k) Plan. You will receive more information about the First Carolina Bank plan and how to enroll. You will have the option to roll over your current BMTX plan funds into the First Carolina Bank plan or transfer the funds elsewhere.

19.	What happens to my loan under the BMTX 401(k) plan? Existing BMTX 401(k) Plan loans will be handled pursuant to the document and loan policy. The First Carolina Bank 401(k) Plan also offers loans.

20.	Will there be opportunities for professional development and training after the merger?

Yes, the First Carolina Bank Learning and Development team will conduct a new hire orientation. On-the-job training will happen in coordination with your manager.

If you have additional questions, please feel free to contact your manager or the Human Resources Team.

BMTX: peopleteam@bmtx.com

First Carolina Bank: humanresources@firstcarolinabank.com

Forward Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of federal securities laws and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, the Company’s current expectations, assumptions, plans, strategies and anticipated results. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

There are a number of risks, uncertainties and conditions that may cause the Company’s actual results to differ materially from those expressed or implied by these forward-looking statements, including but not limited to: (i) uncertainties as to the timing of the Merger; (ii) the risk that the Merger may not be completed on the anticipated terms in a timely manner or at all; (iii) the failure to satisfy any of the conditions to the consummation of the Merger, including receiving, on a timely basis or otherwise, the required approvals of the Merger by the Company’s stockholders; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay a termination fee; (vii) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; (x) certain restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xi) uncertainty as to the timing of completion of the Merger; (xii) risks that the benefits of the Merger are not realized when and as expected; (xiii) legislative, regulatory and economic developments; and (xiv) (A) the risk factors described in Part I, Item 1A of Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and (B) the other risk factors identified from time to time in the Company’s other filings with the Securities and Exchange Commission (the “SEC”). Filings with the SEC are available on the SEC’s website at http://www.sec.gov.

Many of these circumstances are beyond the Company’s ability to control or predict. These forward-looking statements necessarily involve assumptions on the Company’s part. These forward-looking statements may include words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “should,” “may,” “will,” “might,” “could,” “would,” or similar expressions. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this communication. Furthermore, undue reliance should not be placed on forward-looking statements, which are based on the information currently available to the Company and speak only as of the date they are made. The Company disclaims any intention or obligation to update or revise publicly any forward-looking statements.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2024 Annual Meeting of Shareholders, which was filed with the SEC on April 29, 2024. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2024 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Parent. In connection with the proposed transaction, the Company intends to file relevant materials with the SEC, including the Company’s proxy statement in preliminary and definitive form. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PARENT AND THE PROPOSED TRANSACTION. Investors and stockholders of the Company are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov, or free of charge from the Company by directing a request to the Company at 201 King of Prussia Road, Suite 650, Wayne, PA 19087, Attention: Investor Relations or at tel: (877) 327-9515.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any offer, solicitation or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.